Exhibit 13(a)(4)

March 6, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

On November 27, 2023, the Audit Committee and the Board of Directors of Fortune V Separate Account (the “Fund”), approved the dismissal of Ernst & Young (“E&Y”) as independent registered public accountants of the Fund. E&Y was notified of the dismissal on December 5th, 2023.

E&Y’s reports on the Fund’s financial statements for the fiscal years ended December 31, 2021 and December 31, 2022, did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund’s fiscal years ended December 31, 2021 and December 31, 2022, there were no (i) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference in connection with their opinions to the subject matter of the disagreement; or (ii) reportable events.

A letter from E&Y is attached as Exhibit 13(a)(4) to this Form N-CSR.

On November 27, 2023, the Board of Directors of the Fund, on behalf of the Fund, approved the appointment of Kevane Grant Thornton (“KGT”) as the Fund’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

Respectfully,

/s/ Universal Life Insurance Co.

Guaynabo, PR

March 6, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by the Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) of Form N-CSR of the Fund on or about March 5, 2024. We agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP

San Juan, Puerto Rico